Exhibit 10.1(9)
AMENDMENT NO. 8
     This AMENDMENT NO. 8, dated as of December 18, 2009 (this “Amendment”), to the Loan Agreement (as defined below), among MGM MIRAGE, a Delaware corporation (“Borrower”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), the Lenders and Bank of America, N.A., as administrative agent for the lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, Borrower, Detroit, as initial Co-Borrower, the Lenders named in the signature pages thereto and the Administrative Agent are parties to the Fifth Amended and Restated Loan Agreement, dated as of October 3, 2006 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Loan Agreement”);
     WHEREAS, the Lenders that have consented to this Amendment constitute the Requisite Lenders under the Loan Agreement;
     NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I.
DEFINITIONS
     Capitalized terms for which meanings are provided in the Loan Agreement (as amended hereby) are, unless otherwise defined herein, used in this Amendment with such meanings.
ARTICLE II.
AMENDMENTS TO LOAN AGREEMENT
     Upon the occurrence of the Eight Amendment Effective Date, Section 6.8 of the Loan Agreement is hereby re-lettering the existing subsection (j) as subsection (k) (and by replacing the reference therein to “this Section 6.8(j)” with a reference to “this Section 6.8(k)”) and by adding a new subsection (j) as follows:
     “(j) so long as the Amended and Restated Sponsor Completion Guaranty is outstanding and any obligations of Borrower exist thereunder (other than contingent indemnification or expense reimbursement obligations), indemnification obligations of Borrower with respect to construction Liens in favor of title insurance companies issuing title insurance policies to purchasers of Condo Units (as defined in the CityCenter Credit Agreement) in connection with the purchase of such Condo Units.”
ARTICLE III.
CONDITIONS TO EFFECTIVENESS
     The amendments set forth in Article II shall become effective on the date (the “Eighth Amendment Effective Date”) when all of the conditions set forth in this Article III have been completed to the satisfaction of the Administrative Agent on or before December 30, 2009.

     SECTION 3.1. The Administrative Agent shall have received counterparts hereof executed on behalf of Borrower, Detroit, the Administrative Agent and the Requisite Lenders.
     SECTION 3.2. Administrative Agent shall have received a written consent hereto from Borrower’s Restricted Subsidiaries in the form of Exhibit A hereto.
     SECTION 3.3. Borrower shall have reimbursed the Administrative Agent for the reasonable fees and expenses of Mayer Brown for the period through the Eighth Amendment Effective Date and Borrower shall have reimbursed the Lenders for any reasonable fees and expenses of their counsel which have been submitted to Borrower and the Administrative Agent by 4:00 p.m., Eastern Daylight Time, on December 18, 2009.
ARTICLE IV.
RETENTION OF RIGHTS, ETC.
     SECTION 4.1. Limitation to its Terms. This Amendment strictly shall be limited to its terms.
     SECTION 4.2. Retention of Rights. Without limiting the generality of Section 4.1, neither the execution, delivery nor effectiveness of this Amendment shall operate as a waiver of (or forbearance with respect to) any present or future Default or Event of Default or as a waiver of (or forbearance with respect to) the ability of the Administrative Agent or the other Lenders to exercise any right, power, and/or remedy, whether under any Loan Document and/or under any applicable law, in connection therewith. As provided in Section 11.1 of the Loan Agreement, no failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     SECTION 4.3. Full Force and Effect; Limited Amendment. Without limiting the generality of Section 4.1, except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Agreement shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. Without limiting the generality of Section 4.1, the amendments set forth herein shall be limited precisely as provided for herein to the provision expressly amended herein and shall not be deemed to be amendments to, waivers of, consents to or modifications of any other term or provision of the Loan Agreement or of any transaction or further or future action on the part of Borrower which would require the consent of the Lenders under the Loan Agreement.
ARTICLE V.
MISCELLANEOUS
     SECTION 5.1. Representations and Warranties. Borrower represents and warrants the following:
     (a) after giving effect to this Amendment, no Default or Event of Default is continuing;

     (b) after giving effect to this Amendment, the representations and warranties contained in Article 4 of the Loan Agreement are true and correct on and as of the Eighth Amendment Effective Date as though made on that date (or, if stated to have been made as of an earlier date, was true and correct as of such earlier date); and
     (c) this Amendment has been duly authorized by Borrower and Detroit, there is no action pending or any order, judgment, or decree in effect that is likely to restrain, prevent, or impose materially adverse conditions upon the performance by Borrower, Detroit, or any of Borrower’s Restricted Subsidiaries under the Loan Agreement or any of the other Loan Documents, and this Amendment constitutes the valid, binding and enforceable obligation of Borrower and Detroit in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; and
     (d) The execution, delivery and performance by each of Borrower and Detroit of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of Borrower, Detroit, or any other of Borrower’s Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which Borrower, Detroit, or any of Borrower’s Subsidiaries is a party or which is binding upon it, (ii) any requirement of law applicable to any Borrower, Detroit, or any of Borrower’s Subsidiaries, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement, or analogous organizational document, of any Borrower, Detroit, or any of Borrower’s Subsidiaries.
     SECTION 5.2. Loan Document. This Amendment is a Loan Document and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with all of the terms and provisions of the Loan Agreement, including Article 1 thereof.
     SECTION 5.3. Reaffirmation of Obligations. Each of Borrower and Detroit hereby acknowledges that the Loan Documents (as amended by this Amendment) and the Obligations constitute the valid and binding Obligations of Borrower and Detroit enforceable against Borrower and Detroit in accordance with their respective terms, and each of Borrower and Detroit hereby reaffirms its Obligations under the Loan Documents (as amended by this Amendment) (and, as to Detroit, its liability is limited to that portion of the Obligations which are actually borrowed or received by Detroit). Administrative Agent’s and any Lender’s entry into this Agreement or any of the documents referenced herein, Administrative Agent’s and any Lender’s negotiations with any party with respect to any Loan Document, Administrative Agent’s and any Lender’s acceptance of any payment from Borrower, Detroit, any Guarantor or any other party of any payments made to Administrative Agent or any Lender prior to the date hereof, or any other action or failure to act on the part of Administrative Agent or any Lender shall not constitute (a) a modification of any Loan Document (except to the extent of the specific amendments contained herein), or (b) a waiver of any Default or Event of Default under the Loan Documents, or a waiver of any term or provision of any Loan Document.

     SECTION 5.4. Estoppel. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Administrative Agent and Lenders to continue to make advances to Borrowers under the Loan Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower, Detroit or any Guarantor as against the Administrative Agent or any Lender with respect to the Obligations.
     SECTION 5.5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their respective successors and permitted assigns.
     SECTION 5.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.
     SECTION 5.7. Integration. This Amendment represents the agreement of Borrower, Detroit, the Administrative Agent and each of the Lenders (through the Requisite Lenders’ consenting hereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
     SECTION 5.8. Governing Law and Waiver of Jury Trial. Without limiting the generality of Section 5.2 hereof, the terms of Sections 11.17 (Governing Law) and 11.28 (Jury Trial Waiver) of the Loan Agreement are incorporated herein as though set forth in full.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

MGM MIRAGE, a Delaware corporation
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Senior Vice President, Acting General Counsel & Secretary

MGM GRAND DETROIT, LLC, a Delaware limited liability company
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Secretary

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ John W. Woodiel III
	Name:	John W. Woodiel III
	Title:	Senior Vice President